                                                                    Exhibit 10.8


                                February 14, 2000



Sepracor Inc. (the "Company")
111 Locke Drive
Marlborough, Massachusetts 01752

         Re: $400,000,000 5.00% Convertible Subordinated Debentures due 2007 (including up to an additional $60,000,000 of 5.00% Convertible Subordinated Debentures due 2007 which may be issued at the option of the initial purchaser thereof, the "Debentures") issued pursuant to a certain Indenture dated as of February 11, 2000 (the "Indenture") by and between the Company and The Chase Manhattan bank, as trustee (the "Trustee")

                           AMENDMENT NO. 1 AND CONSENT

Ladies and Gentlemen:

         Reference is made to that certain Second Amended and Restated Revolving Credit and Security Agreement dated as of December 22, 1999 (the "Credit Agreement") among Fleet National Bank (the "Bank"), Sepracor Inc. (the "Company") and BioSphere Medical, Inc. ("BioSphere").

         The Company plans to issue the Debentures on or after February 14, 2000, which Debentures shall be subordinated in right of payment to the amounts payable pursuant to the Credit Agreement and the promissory note issued thereunder and any other Obligations and to the obligations of the Company to the Bank under (a) the Guaranty Agreement dated as of September 15, 1998 with respect to certain loans to Hemasure Inc., (b) the Guaranty Agreement dated as of December 22, 1999 with respect to certain loans to BioSphere (collectively with the Guaranty Agreement described in clause (a), the "Guaranty Agreements"), and (c) the Put Agreement dated as of December 30, 1997 (the "Put Agreement") by and between the Company and the Bank. Without the Bank's waiver pursuant to this Consent and Amendment, Section 6.1 of the Credit Agreement would prohibit the issuance by the Company of the Debentures and Section 6.8 would prohibit the payment of principal or interest on the Debentures.

         The Company hereby covenants to the Bank that true and correct copies of (i) the Confidential Offering Memorandum describing the issuance of the Debentures and delivered to the purchasers thereof and (ii) the Indenture will be promptly delivered to the Bank in the final and effective form.

         In reliance upon such representations and warranties and the subordination provisions contained in the Indenture, and contingent thereon and upon receipt by the Bank of a copy of this letter executed by the Company:

         (i) the Bank, notwithstanding the provisions of Section 6.1 of the Credit Agreement, the other Loan Documents, the Guaranty Agreements and the Put Agreement, hereby consents to the issuance of the Debentures by the Company; and

         (ii) the Bank and the Company agree that the Credit Agreement is amended as follows:

                  (a) the definition of "Subordinated Notes" set forth in
         Section 1.1 the Credit Agreement is hereby deleted and replaced by the following:

                           SUBORDINATED NOTES. The Borrower's (i) $93,048,000 6
                  1/4% Convertible Subordinated Debentures due 2005 issued by the Borrower pursuant to an Indenture dated February 5, 1998 from the Borrower to The Chase Manhattan Bank, (ii) $300,000,000 7.00% Convertible Subordinated Debentures due 2005 issued pursuant to an Indenture dated December 15, 1998 by the Borrower to The Chase Manhattan Bank and (iii) $400,000,000 5.00% Convertible Subordinated Debentures due 2007 issued pursuant to an Indenture dated February 11, 2000 by the Borrower to The Chase Manhattan Bank (plus up to an additional $60,000,000 of such 5.00% Convertible Subordinated Debentures which may be issued at the option of the initial purchaser thereof).

                  (b) The second paragraph of Section 6.8 of the Credit Agreement is amended by deleting the following phrase on the second line, "issued and outstanding on the date of this Agreement".

         The Company hereby confirms that: (a) the representations and warranties of the Company contained in Section 4 of the Credit Agreement are true on and as of the date hereof as if made on such date (except to the extent that such representations and warranties expressly relate to an earlier date);
(b) the Company is in compliance in all material respects with all of the terms and provisions set forth in the Credit Agreement on its part to be observed or performed thereunder; and (c) after giving effect to this Consent and Amendment, no Event of Default specified in Section 8 of the Credit Agreement, nor any event which with the giving of notice or expiration of any applicable grace period or both would constitute such an Event of Default, shall have occurred and be continuing.

         Except as expressly stated herein, this letter (i) does not amend or modify either of the Credit Agreement, any Loan Documents, the Guaranty Agreements or the Put Agreement and (ii) does not constitute a consent to any other actions or the issuance of any Indebtedness except for the Debentures. All provisions of the Credit Agreement (as amended hereby), the Loan Documents, the Guaranty Agreements and the Put Agreement shall remain in full force and effect and, except as expressly stated herein, nothing herein shall constitute a waiver of any such provision.

         Capitalized terms used herein which are defined in the Credit Agreement have the same meanings herein as therein.

                                              Sincerely,

                                              FLEET NATIONAL BANK

                                              By: /s/ THOMAS W. DAVIES
                                                  -----------------------------
                                                  Name:  Thomas W. Davies
                                                  Title:  Senior Vice President


The foregoing is hereby
agreed to an accepted


SEPRACOR, INC.


By:  ROBERT F. SCUMACI
     -----------------
     Name:
     Title:


                                       3